UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 27, 2005

                           Dayton Superior Corporation
             (Exact name of Registrant as specified in its charter)

              Ohio                    1-11781                 31-0676346
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 (State or other jurisdiction of    (Commission             (IRS Employer
  incorporation or organization)    File Number)          Identification No.)


  7777 Washington Village Drive, Dayton, Ohio                   45459
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   (Address of principal executive offices)                   (Zip code)

                                  937-428-6360
                                  ------------
               (Registrant's telephone number including area code)

                                 Not applicable
                                 --------------
         (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01  Entry into a Material Definitive Agreement.

On July 27, 2005, Dayton Superior entered into an Employment Agreement with Eric
R. Zimmerman as described in Item 5.02 below.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 27, 2005, the Board of Directors of Dayton Superior Corporation announced the appointment of Eric R. Zimmerman as President and Chief Executive Officer and a director of the company, effective August 1, 2005. From 1998 until June 2003, Mr. Zimmerman, age 54, served as President of the Gilbarco International and Service Station Equipment units of Gilbarco Inc., an international manufacturer and distributor of industrial products. Mr. Zimmerman succeeds John A. Ciccarelli, who had been serving as President and Chief Executive Officer on an interim basis since March 8, 2005. Effective August 1, 2005, Mr. Ciccarelli also retired as Chairman of the Board of the company, but will continue to serve as a director. Stephen Berger, a director of the company and Chairman of Odyssey Investment Partners, LLC, was elected as Chairman of the Board to replace Mr. Ciccarelli.

On July 27, 2005, Dayton Superior Corporation entered into an Employment Agreement with Mr. Zimmerman, effective as of August 1, 2005. The agreement is filed as an exhibit to this Form 8-K and is incorporated herein by this reference.

The Employment Agreement provides for Mr. Zimmerman's employment by the company as Chief Executive Officer through December 31, 2008, with automatic one-year extensions thereafter unless either Mr. Zimmerman or the company terminates the agreement by giving notice at least 90 days prior to the end of the then applicable term. Under the Employment Agreement, Mr. Zimmerman will receive a base salary of $350,000 per year, with an annual bonus opportunity equal to 75% of his base salary (with a minimum bonus of $115,000 in 2005). He also will receive an annual car allowance, payment of membership fees in a country, alumni or social club (up to a specified amount) and payment of certain tax and financial planning expenses and will participate in the company's various other executive employee benefit plans, programs and arrangements. Mr. Zimmerman also will be reimbursed for certain expenses in connection with his relocation to Ohio.

If the company terminates Mr. Zimmerman's employment without cause or does not extend the term of the Employment Agreement, he will continue to receive his base salary for 18 months thereafter (12 months thereafter if the termination occurs after a change of control of the company) and he will continue to receive medical and dental coverage for 18 months thereafter. Under the Employment Agreement, Mr. Zimmerman is prohibited from competing with the company during the term of his employment and for a period of 12 months following termination of his employment.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits. The following is filed as an exhibit to this Form 8-K pursuant to
Item 601 of Regulation S-K:

       10.1 Employment Agreement dated as of August 1, 2005 between Dayton Superior Corporation and Eric R. Zimmerman.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       DAYTON SUPERIOR CORPORATION


Date: August 2, 2005                   By: /s/ Thomas W. Roehrig
                                           -------------------------------------
                                           Thomas W. Roehrig
                                           Vice President - Corporate Accounting